UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Globalstar, Inc. held its Annual Meeting of Stockholders on May 17, 2011.  The company submitted five matters to the vote of the stockholders.  A summary of the matters voted upon by stockholders is set forth below.

1.  Stockholders elected each of the two nominees for Class B director to serve for a term to expire at the 2014 Annual Meeting of Stockholders by the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
John Kneuer	240,960,013	329,850	31,295,937
James F. Lynch	233,235,472	8,054,391	31,295,937

2.  Stockholders ratified the appointment of Crowe Horwath LLP as the company’s independent auditors for the fiscal year ending December 31, 2011 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
271,290,203	1,261,890	33,707	0

3.  Stockholders approved, on an advisory basis, the compensation of the company’s named executive officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
240,239,523	948,738	101,602	31,295,937

4.  Stockholders recommended, on an advisory basis, that the company conduct future shareholder advisory votes on named executive compensation every three years, by the following vote:

3 Years	2 Years	1 Year	Abstentions	Broker Non- Votes
209,832,875	379,453	31,011,518	66,017	31,295,937

Based on these results and consistent with the previous recommendation of the Board of Directors, the Board has determined that Globalstar will hold an advisory (non-binding) vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Dirk Wild
Dirk Wild
Senior Vice President and
Chief Financial Officer

Date:  May 23, 2011